Exhibit 99.1

Precipio Takes Final Step Towards Regaining Nasdaq Compliance

Company announces 1-for-20 reverse stock split

NEW HAVEN, CT - (September 21, 2023) – Specialty cancer diagnostics company Precipio, Inc. (NASDAQ: PRPO) today announced that it has implemented a 1-for-20 reverse stock split of outstanding shares of the company's common stock in order to regain compliance with the Nasdaq minimum bid price requirement of $1.00.

What is the economic impact to you, the shareholder?

A reverse split essentially means a decrease in the number of shares and a proportional increase in the value of the share price. Therefore, the reverse split in itself has no impact on the aggregate value of stock held by you as a shareholder.

Shareholders may be concerned about the potential negative impact to value. While the market perception of reverse splits is typically not a positive one, the company believes that with its current trajectory, this transaction will actually benefit the company by expanding the shareholder audience. It is management’s opinion that ultimately, value is created through positive results and revenue growth.

As Precipio has demonstrated over the past few quarters, the company has products with a significant total addressable market and attractive margins, and is increasing its customer base each quarter. Furthermore, management believes the company is on track to hit its goals and reach breakeven and financial independence. This will be a very different story than the company’s history.

As previously communicated, management continues to focus on creating shareholder value through continued growth in revenue and gross margin, and moving towards becoming a cash-flow positive company. We believe this is how we will deliver positive growth and value to our investors.

Why did the company choose a 1-for-20 ratio?

The primary goal of the reverse stock split is to increase the per share market price of the company’s common stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. As you may know, many individual investors, and some institutional investors, are prohibited from trading shares of companies below $2, and some are prohibited from trading shares below $5. The post-reverse stock split share price should enable the company to broaden its potential pool of investors to include both individual and institutional investors who face such restrictions. This is expected to increase demand for the stock.

Furthermore, the company has in the past suffered from substantial short pressure due to its low share price. With a larger dollar volume trading, and at a higher share price, management believes that the short pressure the company’s stock will face will be substantially reduced. This may also allow the share price to experience a more organic, market-driven movement, rather than the fluctuations and volatility experienced with a lower-priced stock.

“I understand the disappointment many of our shareholders feel, and the negative sentiment attached to the reverse stock split. I urge you to look at our company performance as measured by revenues, margins and cash, and you will see a good story developing”, said Ilan Danieli, CEO.

Effective date of the reverse split and additional information

The reverse stock split will become effective at 5:00 p.m. Eastern Time on September 21, 2023, after close of trading on The Nasdaq Capital Market. Shares of the company's common stock are expected to begin trading on a split-adjusted basis at the open of business on Friday, September 22, 2023. Trading will continue on The Nasdaq Capital Market under the trading symbol "PRPO," but the common stock will be assigned a new CUSIP number, 74019L602.

As reported in the Company’s 8-K filed with the Securities and Exchange Commission on June 15, 2023, the Company’s shareholders previously approved the proposal to authorize the Company’s Board to, in its discretion, amend the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of between 1-for-2 and 1-for-30 at any time prior to the one-year anniversary of the date on which such proposal was approved by the company’s shareholders, with the exact ratio to be set within that range at the discretion of the Board without further approval or authorization of the shareholders. On September 13, 2023, the Board approved a reverse stock split of the company’s common stock at a ratio of 1-for-20.

As a result of the reverse stock split, every 20 shares of the Company’s common stock issued and outstanding will be automatically combined into one share of common stock. The reverse stock split will also affect the company’s outstanding stock options, warrants and other exercisable or convertible instruments and will result in the shares underlying such instruments being reduced and the exercise price being increased proportionately to the reverse stock split ratio. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the number of authorized shares of common stock or the par value of the common stock.

No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would have resulted will be settled in cash equal to the product of (i) the closing price of the common stock as reported on The Nasdaq Capital Market as of September 21, 2023, multiplied by (ii) the number of shares of common stock held by the stockholder immediately prior to September 21, 2023 that would otherwise have been exchanged for such fractional shares.

Shareholders holding their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) will not be required to take any action. Additional information about the reverse stock split can be found in the company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2023, which is available free of charge at the SEC’s website, www.sec.gov, and on the company’s website at https://www.precipiodx.com/.

To effectuate the reverse stock split, the Company filed the Certificate of Amendment to its Third Amended and Restated Certificate of Incorporation, which was accepted for filing by the Secretary of State of the State of Delaware on September 21, 2023. There will be no change to the total number of authorized shares of Common Stock as set forth in the Third Amended and Restated Certificate of Incorporation of the Company, as amended.

Internet Posting of Information

Precipio uses the “Investors” section of its website, www.precipiodx.com, as a means of disclosing material nonpublic information, to communicate with investors and the public, and for complying with its disclosure obligations under Regulation FD. Such disclosures include, but may not be limited to, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, and public conference calls and webcasts. The information that we post on our website could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide, as well as proprietary products that serve laboratories worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Please follow us on LinkedIn, Twitter @PrecipioDx and on Facebook.

Forward-Looking Statements

This press release contains certain statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. as amended, including, without limitation, statements concerning the expected timing of the reverse stock split, the impact of the reverse stock split on the Company’s share price, and the Company’s ability to meet the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. Forward-looking statements include, but are not limited to, statements regarding Precipio or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “believe,” “expect,” “continue,” “could,” “future,” “expect,” “may,” “potential,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.

These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the company’s ability to achieve its strategic goals, including, but not limited to, the following: the potential volatility of our common stock; and the potential delisting of our common stock from The Nasdaq Capital Market. These and other important factors discussed under the caption “Risk Factors” in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the three months ended June 30, 2023 and the company’s other Securities and Exchange Commission filings.

The company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Inquiries:

investors@precipiodx.com +1-203-787-7888 Ext. 523